UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2011

Astec Industries, Inc.
 (Exact name of registrant as specified in its charter)

Tennessee	001-11595	62-0873631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Shepherd Road
Chattanooga, Tennessee 37421
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (423) 899-5898

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

Astec Industries, Inc. (the Company) held its Annual Meeting of Shareholders on April 28, 2011.  The following is a summary of the matters voted on at the meeting:

(a)  The results of the voting for the election of three directors in Class I to each serve a three-year term were as follows:

	For	Withheld	Broker Non-Votes
William D. Gehl	17,603,474	640,797	1,718,609
Phillip E. Casey	17,665,395	578,876	1,718,609
William G. Dorey	17,702,856	541,415	1,718,609

(b)  The results of the voting on a non-binding resolution to approve the compensation of the Company’s executive officers were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
13,655,037	4,320,040	269,194	1,718,609

(c)  The results of the voting to approve the frequency with which shareholders will vote on a non-binding resolution to approve the compensation of the Company’s executive officers in future years were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
13,598,889	9,176	4,361,583	274,623	1,718,609

(d)  The results of the voting to approve the adoption of the Astec Industries, Inc. 2011 Incentive Plan were as follows:

For	Against	Abstain	Broker Non-Votes
17,002,795	842,231	399,245	1,718,609

(e)  The results of the voting for the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2011 were as follows:

Votes For	Votes Against	Abstain
19,936,121	20,584	6,175

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2011	ASTEC INDUSTRIES, INC.
By:/s/ J. Don Brock J. Don Brock Chairman of the Board , CEO and President (Principal Executive Officer)